News Release
                                                             Q4 AND 2002 Results
NEWMONT
    The Gold Company

Full Year Net Income of $154 million, $0.42 per share;
Fourth Quarter Net Income Triples

DENVER, March 28, 2003 - Newmont Mining Corporation (NYSE: NEM) today announced 2002 net income applicable to common shares of $154.3 million ($0.42 per share), compared to a net loss of $54.1 million ($0.28 per share) in 2001. For the fourth quarter of 2002, Newmont earned $75.1 million ($0.19 per share), compared to net income of $18.4 million ($0.10 per share) for the fourth quarter of 2001. Performance highlights for 2002 included:

o Equity gold sales of 7.6 million ounces at total cash costs of $189 per ounce (1);

o    Net cash provided by operating activities of $670.3 million;

o    Net debt to total  capitalization  ratio  reduced by more than half to 20%;
     and

o Excellent exploration results, replacing depletion of more than nine million ounces, resulting in year-end proven and probable gold reserves of
     86.9 million equity ounces.

Wayne W. Murdy, Chairman and Chief Executive Officer of Newmont, said: "With higher realized gold prices, we generated strong earnings growth with net income of $154 million and operating cash flow of $670 million. With continued strength in the gold market, 2003 should be another exciting year for the company with strong bottom-line earnings growth."


                                                             Twelve Months           Fourth Quarter

                                                           2002         2001        2002        2001

Financial (in millions, except per share)
     Sales and other income                                $2,745.0    $1,674.1      $815.1       $454.7
     Net cash provided by operating activities               $670.3      $369.7      $225.2       $146.7
     Net income (loss) applicable to common shares           $154.3     ($54.1)       $75.1        $18.4
     Net income (loss) per common share, basic                $0.42     ($0.28)       $0.19        $0.10

Operating
     Equity gold sales (000 ozs)                              7,632       5,466       2,216        1,413
     Average realized price ($/oz)                             $313        $271        $328         $279
     Total cash costs ($/oz)1                                  $189        $184        $178         $182




1. For a reconciliation of total cash costs per ounce (a non-GAAP measure of performance) to costs applicable to sales calculated and presented under GAAP, please refer to the Supplemental Information attached.



Q4 AND 2002 RESULTS (MARCH 28, 2003)                                Page 1 of 25

                                                                         NEWMONT

2002 and Fourth Quarter Results

Net income applicable to common shares was $154.3 million ($0.42 per share) for 2002, a substantial improvement over a net loss of $54.1 million ($0.28 per share) in 2001. Net income for 2002 before the cumulative effect of a change in accounting principle was $146.6 million ($0.39 per share).

The company's improved performance in 2002 was the result of higher gold sales, a $42 per ounce higher realized gold price, a 128% increase in equity income of affiliates (primarily from Batu Hijau) to $51.4 million, and pre-tax royalty revenue of $35.7 million, offsetting higher costs and expenses. The results of the acquired Normandy and Franco-Nevada operations have been included in Newmont's results of operations from February 16, 2002 forward.

The company generated strong operating cash flow of $670.3 million and $225.2 million for the year and quarter, respectively. Operating cash flows and the proceeds from non-core asset sales enabled the company to fund $300 million in capital expenditures and to reduce net borrowings by $547 million.

For 2002, total cash costs were $189 an ounce, an increase of 3% from 2001. Higher cash costs were primarily driven by lower ore grades at some operations, an appreciating Australian dollar and higher fuel prices.

Operating income totaled $256.1 million for 2002 versus an operating loss of $64.8 million for 2001. Operating income was impacted by higher than planned exploration and general and administrative costs, partially related to integration costs, as well as a $48.1 million write-down of assets. Of the asset write-downs, $36.2 million was related to the reduction of inventories to the lower of average cost or net realizable value as a result of a change in accounting policy to include depreciation in inventory.

For 2002, the company incurred a non-cash loss on derivative instruments, primarily attributable to the acquired Normandy gold hedge books, of $39.8 million ($0.11 per share) before tax.

For the fourth quarter of 2002, the company earned net income applicable to common shares of $75.1 million ($0.19 per share), up 308% from the comparable quarter of 2001. A 57% increase in equity gold ounces sold at a higher realized price of $328 an ounce and $12.8 million in royalty revenue resulted in a 79% increase in sales and other income versus the year ago quarter. Operating income was $99.4 million in the fourth quarter, compared to an operating loss of $15.3 million in the fourth quarter of 2001.

During the quarter, the company incurred a non-cash loss on derivative instruments, primarily attributable to the acquired Normandy gold hedge books, of $25.4 million ($0.06 per share) before tax. Further, the company recorded a tax benefit of $21.9 million during the quarter as it recognized additional depletion benefits and resolved tax issues associated with prior years.


Operating Highlights


               North America           2002    Q4 2002   Q4 2001

   Equity gold sales (000 ozs)         3,224     932       855

   Total cash costs ($/oz) (1)         $220      $199     $213


o For the year, the Nevada operations sold 2.7 million ounces at a total cash cost of $225 an ounce, both marginally higher compared to 2001.

o During the quarter, the Nevada operations sold 796,000 equity ounces, an 11% increase over the fourth quarter of 2001. Production from refractory ores increased to 568,000 ounces (+27%) due to a combination of higher-grade ore milled and improved recovery. Total cash costs declined 9% from a year ago.



           South America             2002    Q4 2002   Q4 2001

   Equity gold sales (000 ozs)      1,426      411       337

   Total cash costs ($/oz) (1)       $131      $119      $121


o For the year, Yanacocha sold 1.18 million equity ounces at a total cash cost of $125 an ounce. Higher costs over 2001 were mainly attributable to lower grade ore. Gold sold increased by 20% as lower grades were more than offset by increased tons placed on the leach pads.

o Yanacocha sold 354,000 equity ounces during the quarter, a 34% increase over the fourth quarter of



Q4 AND 2002 RESULTS (MARCH 28, 2003)                                Page 2 of 25

                                                                         NEWMONT

     2001. Total cash costs for the quarter were 3% lower at $112 an ounce.


           Australia               2002    Q4 2002   Q4 2001

Equity gold sales (000 ozs)       1,685      513        35

Total cash costs ($/oz) (1)        $191      $190      $96


o The Australian operations were part of the Normandy acquisition on February 15, 2002, reflecting 10.5 months of results for 2002, except for Pajingo, which had been 50% owned by Newmont and became wholly owned with the Normandy acquisition. This 10.5-month time frame is referred to as the "relevant period."

o Pajingo was the outstanding performer in 2002, selling 296,000 equity ounces at a total cash cost of $95 an ounce. Pajingo is the company's lowest cost gold producer.

o Tanami sold 452,000 equity ounces at a total cash cost of $205 an ounce in the relevant period. Higher cash costs were due to increased royalty payments, higher processing costs due to harder than expected ores at Groundrush and higher than expected mining costs at Callie.

o Yandal sold 611,000 ounces at a total cash cost of $215 an ounce in the relevant period. Overall, higher than expected sales were offset by higher than forecast total cash costs, partially attributable to Bronzewing due to the one-off transition cost of the change from contractor to owner-mining during 2002.

o Kalgoorlie sold 325,000 equity ounces at a total cash cost of $215 an ounce in the relevant period. A joint venture committee is evaluating alternatives to improve operating efficiencies and recommendations are expected by June 2003.



       Batu Hijau (Indonesia)          2002   Q4 2002  Q4 2001

Equity copper sales (million lbs.)     362      91       77

Equity gold sales (000 ozs)            278      78       60

Net cash costs ($/lb Cu) (1)          $0.31    $0.30    $0.42



o Batu Hijau had another impressive year and continues to exceed expectations. Batu Hijau is now one of the world's lowest net cash cost copper producers.

o For 2002, copper sales were marginally higher (+1%) than the prior year, as lower grades were off-set by higher throughput. Copper recovery was unchanged at 89%. Net cash costs (net of by-product credits) were $0.31 a pound, a reduction of 16% from 2001.

o For the quarter, copper sales were up 17% and gold sales were up 30% as higher grades and recovery rates more than offset marginally lower throughput rates.


       Other Operations            2002    Q4 2002   Q4 2001

Equity gold sales (000 ozs)        637       170       126

Total cash costs ($/oz) (1)        $155      $166      $157


o At Zarafshan in Uzbekistan, 256,000 equity ounces were sold in 2002, 15% more than 2001, as the average ore grade improved. Total cash costs were marginally lower at $134 an ounce. For the quarter, sales and total cash costs were similar to the prior year period.

o At Ovacik in Turkey, a former Normandy mine, 126,000 ounces were sold at a total cash cost of $122 an ounce in the relevant period. This was the first full year of operations at Ovacik.

o At Martha in New Zealand, a former Normandy mine, 108,000 equity ounces were sold at a total cash cost of $156 an ounce in the relevant period. Sales were as expected, but ground subsidence issues adversely impacted costs.

o At Minahasa in Indonesia, 147,000 equity ounces were sold at a total cash cost of $218 an ounce, both essentially as expected. The operation has ceased mining but production continues from the processing of lower grade stockpiles.

o At the Golden Grove zinc-copper mine, a former Normandy mine, 148 million pounds of zinc and 45.7 million pounds of copper were sold at cash costs per pound of $0.18 and $0.56, respectively, in


Q4 AND 2002 RESULTS (MARCH 28, 2003)                                Page 3 of 25

                                                                         NEWMONT


     the relevant period. The mine's results were better than expected for both metal sales and costs. The mine also sold 13,600 ounces of gold.


1. For a reconciliation of total cash costs per ounce (a non-GAAP measure of performance) to costs applicable to sales calculated and presented under GAAP, please refer to the Supplemental Information attached.


Financial Highlights - 2002

Debt Reduction
During 2002, Newmont reduced its net debt to total capitalization ratio from approximately 42% to 20% as it made net debt repayments of $547 million. The company continues to strengthen its balance sheet and has a long-term target of approximately 10% net debt to total capitalization.

Cash Position
Cash and cash equivalents totaled $401.7 million at the end of 2002, an increase of 169% from a year ago.

Non-core asset sales totaled $241 million for the year (including pre-acquisition sales initiated by Franco-Nevada and Normandy). An additional $180 million was received on January 31, 2003, from the sale of the company's TVX-Newmont Americas joint venture interest.

Australian Gold Hedge Books
In line with the company's no-hedging philosophy, the Australian gold hedge books were reduced by 434,000 committed ounces and 105,000 uncommitted ounces during the fourth quarter.

At year-end 2002, the acquired Australian gold hedge books stood at 5.15 million committed ounces and 1.5 million uncommitted ounces, with a negative mark-to-market valuation of $433 million. Approximately 67% of the negative mark-to-market valuation relates to the Yandal Operations hedge book, which is non-recourse to Newmont. Minimum scheduled deliveries for 2003 are in excess of
1.1 million committed ounces.

As of March 26, 2003, the company had repurchased 804,000 committed ounces and delivered 449,000 committed ounces for the year, reducing its committed hedge position to 3.9 million ounces. Newmont will continue to evaluate opportunities to further deliver into, close out and simplify these gold hedge books.

ACCOUNTING
As requested by Newmont, PricewaterhouseCoopers has completed its reaudit of the company's 1999 through 2001 financial statements. As a result of the re-audit, certain corrections were required to the previously reported financial statements. In addition to the previously announced restatements for a prepaid forward gold sales contract and changes in depreciation calculations, the company is changing its deferred stripping calculations at the Batu Hijau operation to exclude in-pit, non-reserve material and is changing its inventory accounting policy to include depreciation in inventory. The net cumulative impact of the restatements was an increase in stockholders' equity at December 31, 2001 of $19.7 million. (Refer to page 10 - Supplemental Information - for further details of these restatements.)

As a result of the restatements, the company will also be restating its previously reported 2002 and 2001 quarterly financial results. These restatements had a nominal impact on 2002 net income.

As previously reported, in order to conform to the currently preferred accounting methodology, the company changed the way it calculates depreciation at underground mining operations and recorded a positive, cumulative adjustment, net of tax, of $7.7 million ($0.02 per share) effective January 1, 2002.

In a previous news release issued by the company on February 24, 2003, the company stated that it had requested the Securities and Exchange Commission's
(SEC) concurrence with the company's allocation of the purchase price related to the 2002 acquisitions of Normandy and Franco-Nevada and with the company's methodology for future testing for impairment of goodwill. Although the company provided and discussed such purchase price allocation and methodology with the SEC, its review does not constitute its approval or concurrence therewith.

The acquisitions were accounted for using the purchase method of accounting whereby the assets acquired and liabilities assumed were recorded at their fair market values as of the date of acquisition. The excess of the purchase price over such fair value was recorded as goodwill. Goodwill and other identifiable intangibles not subject to amortization will be reviewed for possible impairment at least annually.


Q4 AND 2002 RESULTS (MARCH 28, 2003)                                Page 4 of 25

                                                                         NEWMONT


DIVIDEND INCREASE
On January 29, 2003, the Board of Directors approved a 33% increase in the quarterly dividend to $0.04 per share.

Wayne W. Murdy, Chairman and Chief Executive Officer, commented: "With the integration of our recent three-way merger complete and the positive outlook for the gold price, the Board felt it appropriate to reward shareholders for their patience by increasing the dividend immediately. We will continue to evaluate our dividend policy going forward."


Exploration & Reserve Update

Exploration and research expenditures totaled $88.9 million and $33.2 million for the year and fourth quarter, respectively.

Commenting on the exploration results, Newmont's President Pierre Lassonde said:
"For 2002, we made reserve replacement a company-wide responsibility and the results speak for themselves. Through the collective skills of our operating and exploration employees, our proprietary technology and unparalleled land position in some of the world's best gold districts, we were able to replace depletion of more than nine million ounces. The positive momentum is being maintained and our objective is to increase reserves in 2003."

As reported in the company's February 24, 2003 news release, year-end gold reserves were 86.9 million ounces, at a $300 gold price assumption. Reported reserves include 3.7 million ounces from the company's equity interests in the TVX-Newmont Americas joint venture, which was sold effective January 31, 2003, and in Echo Bay, which was converted into a 13.8% equity interest in Kinross Gold on the same date. Excluding the 3.7 million ounces, year-end reserves of
83.2 million ounces were essentially unchanged from 2001 pro-forma reserves.

Reserves were added at all four core operating regions, as well as at the greenfields Akyem project in Ghana. Highlights include:

o In Nevada, the Carlin Trend operations replaced depletion for the first time since 1996;

o At Minera Yanacocha in Peru, the Corimayo deposit was brought into reserves;

o In Australia, reserves were replaced as the high-grade Westside discovery at Jundee was brought into reserves;

o At Batu Hijau in Indonesia, copper and gold reserves increased by approximately 13 percent, despite using a lower long-term copper price assumption of $0.75 per pound; and

o    At Akyem in Ghana, 1.6 million equity ounces were brought into reserves.



Q4 AND 2002 RESULTS (MARCH 28, 2003)                                Page 5 of 25

                                                                         NEWMONT


STATEMENTS OF CONSOLIDATED OPERATIONS

Three months ended December 31                              2002       2001
(in millions, except per share)
                                                    -------------------------

Sales and other income:
Sales - gold                                              $777.3     $450.3
Sales - base metals, net                                     8.7          -
Royalties                                                   12.8        0.2
Dividends, interest, foreign currency
exchange and other income                                   16.3        4.2
                                                    -------------------------
                                                           815.1      454.7
                                                    -------------------------

Costs and expenses:
Costs of sales - gold                                      429.7      283.8
Costs of sales - base metals                                 6.0          -
Depreciation, depletion and amortization                   146.2       79.6
Exploration and research                                    33.2       12.1
General and administrative                                  36.6       16.6
Interest, net of capitalized interest                       30.3       26.7
Write-down of assets                                        10.2       47.8
Other                                                       23.3        3.4
                                                    -------------------------
                                                           715.5      470.0
                                                    -------------------------

Operating income (loss)                                     99.6      (15.3)
Gain (loss) on derivative instruments                      (25.4)         -
                                                    -------------------------

Pre-tax income (loss) before minority
interest and equity income of affiliates                    74.2      (15.3)
Income tax benefit                                          21.9       47.1
Minority interest in income of affiliates                  (35.1)     (20.7)
Equity income of affiliates                                 14.1        9.1
                                                    -------------------------

Net income                                                  75.1       20.2
Preferred stock dividends                                      -       (1.8)

                                                    -------------------------
Net income applicable to common shares                     $75.1      $18.4
                                                    =========================

Net income per common share, basic and
diluted                                                    $0.19      $0.10
                                                    =========================

Basic weighted average shares outstanding                  401.7      195.1
                                                    =========================
Diluted weighted average shares
outstanding                                                403.0      195.1
                                                    =========================
Cash dividends declared, per common share                  $0.03      $0.03
                                                    =========================


STATEMENTS OF CONSOLIDATED OPERATIONS

For the years ended December 31                              2002         2001
(in millions, except per share)
                                                    ----------------------------

Sales and other income:
Sales - gold                                             $2,566.8     $1,666.1
Sales - base metals, net                                     55.3            -
Royalties                                                    35.7          0.6
Gain on sale of Lihir                                        47.3            -
Dividends, interest, foreign currency
exchange and other income                                    39.9          7.4
                                                    ----------------------------
                                                          2,745.0      1,674.1
                                                    ----------------------------
Costs and expenses:
Costs of sales - gold                                     1,536.3      1,092.8
Costs of sales - base metals                                 35.6            -
Depreciation, depletion and amortization                    505.6        301.6
Exploration and research                                     88.9         55.5
General and administrative                                  115.2         61.2
Interest, net of capitalized interest                       129.6         98.1
Write-down of assets                                         48.1         57.8
Merger and restructuring                                        -         60.5
Other                                                        29.6         11.5
                                                    ----------------------------
                                                          2,488.9      1,739.0
                                                    ----------------------------

Operating income (loss)                                     256.1        (64.9)
Gain (loss) on derivative instruments                       (39.8)         1.8
                                                    ----------------------------
Pre-tax income (loss) before minority
interest, equity income of affiliates and
cumulative effect of a change in
accounting principle                                        216.3        (63.1)
Income tax (expense) benefit                                (19.9)        59.3
Minority interest in income of affiliates                   (97.5)       (65.4)
Equity income of affiliates                                  51.4         22.6
                                                    ----------------------------

Net income (loss) before cumulative
effect of change in accounting principle                    150.3        (46.6)
Cumulative effect of change in accounting
principle, net of tax                                         7.7            -
                                                    ----------------------------
Net income (loss)                                           158.0        (46.6)
Preferred stock dividends                                    (3.7)        (7.5)
                                                    ----------------------------

Net income (loss) applicable to common
shares                                                     $154.3       ($54.1)
                                                    ============================

Net income (loss)  per common share,
basic before cumulative effect                              $0.40       ($0.28)
Cumulative effect of change in accounting
principle, per common share                                 $0.02            -
                                                    ----------------------------
Net income (loss) per common share, basic                   $0.42       ($0.28)
                                                    ============================

Net income (loss) per common share,
diluted before cumulative effect                            $0.39       ($0.28)
Cumulative effect of change in accounting
principle, per common share                                 $0.02            -
                                                   ----------------------------
Net income (loss) per common share,
diluted                                                     $0.41       ($0.28)
                                                    ============================

Basic weighted average shares outstanding                   370.9        195.1
                                                    ============================

Diluted weighted average shares
outstanding                                                 373.0        195.1
                                                    ============================

Cash dividends declared, per common share                   $0.12        $0.12
                                                    ============================


Q4 AND 2002 RESULTS (MARCH 28, 2003)                                Page 6 of 25

                                                                         NEWMONT


CONSOLIDATED BALANCE SHEETS

At December 31                                           2002           2001
(in millions)
                                                 ------------- --------------

Assets
    Cash and cash equivalents                          $401.7         $149.4
    Inventories                                         498.3          452.1
    Other current assets                                213.3          245.5
                                                 ------------- --------------
                                                      1,113.3          847.0
    Property, plant and mine
    development, net                                  2,317.9        1,930.2
    Mineral interests, intangible
    assets and other                                  1,415.3          177.0
    Investments                                       1,133.4          543.3
    Goodwill                                          3,024.6              -
    Deferred income tax assets                          761.4          403.5
    Other long-term assets                              388.6          240.7
                                                 ------------- --------------
Total assets                                        $10,154.5       $4,141.7
                                                 ============= ==============

Liabilities
    Current portion of long-term debt                  $115.3         $192.2
    Derivative instruments                               75.0              -
    Accounts payable                                    105.3              -
    Accrued liabilities and other                       369.4          294.9
    Deferred income tax liabilities                      28.5           32.9
                                                 ------------- --------------
                                                        693.5          520.0
     Long-term debt                                   1,701.3        1,234.7
     Derivative instruments                             388.7              -
     Deferred income tax liabilities                    656.4          140.8
     Reclamation and remediation
     liabilities                                        302.6          176.9
     Other long-term liabilities                        638.2          306.7
                                                 ------------- --------------
Total liabilities                                     4,380.7        2,379.1
Minority interest                                       354.6          262.8
Stockholders' equity                                  5,419.2        1,499.8
                                                 ------------- --------------
Total liabilities, minority interest
and stockholders' equity                            $10,154.5       $4,141.7
                                                 ============= ==============


STATEMENT OF CONSOLIDATED CASH FLOWS

For the years ended December 31                           2002           2001
(in millions)
                                               --------------------------------

  Net income (loss)                                     $158.0         ($46.6)
  Adjustments to reconcile net
  income (loss) to net cash provided
  by operating activities
     Depreciation, depletion and
     amortization                                        505.6          301.6
     Amortization of deferred
     stripping costs, net                                 37.2           37.4
     Deferred tax benefit                               (100.3)         (91.5)
     Write-down of assets                                 48.1           57.8
     Cumulative effect of change in
     accounting principle, net                            (7.7)             -
     Gain on marketable securities
     of Lihir                                            (47.3)             -
     Minority interest and other
     items                                                64.2           50.3
                                               --------------------------------
                                                         657.8          309.0
     Decrease (increase) in
     operating assets and liabilities                     12.5           60.7
                                               --------------------------------
Net cash provided by operating
activities                                               670.3          369.7

Additions to property, plant
and mine development                                    (300.0)        (389.9)
Sale of short-term investments                           404.4              -
Cash received from
acquisitions, net                                        371.4              -
Cash consideration for Normandy
shares                                                  (461.7)             -
Sale of marketable securities of
Lihir                                                     84.0              -
Settlement of cross currency
swaps                                                     50.8              -
Other                                                    (36.8)           4.9
                                               --------------------------------
Net cash provided by (used in)
investing activities                                     112.1         (385.0)

     Net (repayments)borrowings                         (547.4)          70.0
     Proceeds from stock issuances                        67.3            7.5
     Dividends paid on common and
     preferred stock                                     (50.0)         (31.0)
     Other                                                   -           38.6
                                               --------------------------------
Net cash (used in) provided by
financing activities                                    (530.1)          85.1

Effect of exchange rate changes on
cash                                                         -            2.1
                                               --------------------------------
Net change in cash and cash
equivalents                                              252.3           71.9
Cash and cash equivalents at
beginning of year                                        149.4           77.5
                                               --------------------------------
Cash and cash equivalents at end of
year                                                    $401.7         $149.4
                                               ================================


Q4 AND 2002 RESULTS (MARCH 28, 2003)                                Page 7 of 25

                                                                         NEWMONT

OPERATING STATISTICS SUMMARY


                                         North America   South America    Australia       Other (1)        Equity
                                                                                                         Investments
                                                                                                             (2)
Three months ended December 31            2002    2001   2002    2001    2002   2001    2002    2001    2002    2001
---------------------------------------- ------- ------- ------ ------- ------- ------ ------- -------- ------ -------
 Production Costs ($/oz)
    Direct mining and production costs     $179    $190   $119    $121    $202    $88    $165     $153      -       -
    Capitalized mining & other               14      19    (4)     (3)    (25)      -     (2)        2      -       -
---------------------------------------- ------- ------- ------ ------- ------- ------ ------- -------- ------ -------
    Cash operating costs                    193     209    115     118     177     88     163      155      -       -
    Royalties and production taxes            6       4      4       3      13      8       3        2      -       -
---------------------------------------- ------- ------- ------ ------- ------- ------ ------- -------- ------ -------
Total Cash Costs                            199     213    119     121     190     96     166      157      -       -
    Reclamation and mine closure costs        4       4      5       4       5      5      13        5      -       -
---------------------------------------- ------- ------- ------ ------- ------- ------ ------- -------- ------ -------
Total Costs Applicable to Sales (5)         203     217    124     125     195    101     179      162      -       -
    Non-cash inventory adjustment             -       -      -       -      22      -      15        -      -       -
    Depreciation and amortization(4)         47      46     55      47     199     36      54       79      -       -
    Depreciation and amortization
    adjustment                                -       -      -       -   (144)      -      15        -      -       -
---------------------------------------- ------- ------- ------ ------- ------- ------ ------- -------- ------ -------
Total Production Costs(4)                  $250    $263   $179    $172    $272   $137    $263     $241      -       -
---------------------------------------- ------- ------- ------ ------- ------- ------ ------- -------- ------ -------
Consolidated gold sales (000 ozs.)(3)     932.0   855.4  754.4   597.1   535.1   35.1   171.6    125.5
Equity gold sales (000 ozs) (3)           932.0   855.4  411.3   337.3   513.0   35.1   169.5    125.5  186.6    59.9
Average realized price per equity ounce    $325    $280   $323    $277    $327   $279    $322     $281      -       -
---------------------------------------- ------- ------- ------ ------- ------- ------ ------- -------- ------ -------


                                              Total


Three months ended December 31            2002     2001
---------------------------------------- -------- --------
 Production Costs ($/oz)
    Direct mining and production costs      $171     $166
    Capitalized mining & other                 -       13
---------------------------------------- -------- --------
    Cash operating costs                     171      179
    Royalties and production taxes             7        3
---------------------------------------- -------- --------
Total Cash Costs                             178      182
    Reclamation and mine closure costs         5        4
---------------------------------------- -------- --------
Total Costs Applicable to Sales (5)          183      186
    Non-cash inventory adjustment              7        -
    Depreciation and amortization(4)          87       49
    Depreciation and amortization
    adjustment                              (35)        -
---------------------------------------- -------- --------
Total Production Costs(4)                   $242     $235
---------------------------------------- -------- --------
Consolidated gold sales (000 ozs.)(3)    2,396.4  1,613.1
Equity gold sales (000 ozs) (3)          2,215.7  1,413.2
Average realized price per equity ounce     $328     $279
---------------------------------------- -------- --------


Copper Summary

Equity copper production (million lbs)                           103.7     77.2
Equity copper sales (million lbs)                                 98.8     77.5
Net cash cost per equity pound ($/lb)                            $0.32    $0.42
Average realized price ($/lb)                                    $0.76    $0.66





                                          North America    South America      Australia        Other (1)        Equity
                                                                                                              Investments
                                                                                                                  (2)
        Year ended December 31            2002     2001    2002     2001     2002    2001    2002     2001    2002   2001
---------------------------------------- -------- ------- -------- -------- -------- ------ -------- ------- ------- ------
Production Costs ($/oz)
  Direct mining and production costs        $205    $204     $130     $124     $186    $97     $159    $128       -      -
  Capitalized mining & other                   9       9      (3)      (2)      (6)      1      (7)      10       -      -
---------------------------------------- -------- ------- -------- -------- -------- ------ -------- ------- ------- ------
  Cash operating costs                       214     213      127      122      180     98      152     138       -      -
  Royalties and production taxes               6       4        4        3       11      7        3       1       -      -
---------------------------------------- -------- ------- -------- -------- -------- ------ -------- ------- ------- ------
Total Cash Costs                             220     217      131      125      191    105      155     139       -      -
  Reclamation and mine closure costs           2       5        3        3        6      1        5       3       -      -
---------------------------------------- -------- ------- -------- -------- -------- ------ -------- ------- ------- ------
Total Costs Applicable to Sales (5)          222     222      134      128      197    106      160     142       -      -
  Non-cash inventory adjustment                -       -        -        -        9      -        6       -       -      -
  Depreciation and amortization(4)            50      47       55       51       94     34       51      61       -      -
  Depreciation and amortization
  adjustment                                 (1)       -        -        -     (35)      -       18       -              -
---------------------------------------- -------- ------- -------- -------- -------- ------ -------- ------- ------- ------
Total Production Costs(4)                   $271    $269     $189     $179     $265   $140     $235    $203       -      -
---------------------------------------- -------- ------- -------- -------- -------- ------ -------- ------- ------- ------
Consolidated gold sales (000 ozs)(3)     3,224.0  3,223.6 2,575.4  2,226.8  1,759.0  126.0    645.9   565.4       -      -
Equity gold sales (000 ozs) (3)          3,224.0  3,223.6 1,426.3  1,257.9  1,684.6  126.0    636.5   563.5   646.7  295.1
Average realized price per equity ounce     $312    $272     $311     $271     $318   $271     $311    $270       -      -

---------------------------------------- -------- ------- -------- -------- -------- ------ -------- ------- ------- ------



                                              Total


        Year ended December 31            2002     2001
---------------------------------------- -------- --------
Production Costs ($/oz)
  Direct mining and production costs        $179     $173
  Capitalized mining & other                   2        7
---------------------------------------- -------- --------
  Cash operating costs                       181      180
  Royalties and production taxes               8        4
---------------------------------------- -------- --------
Total Cash Costs                             189      184
  Reclamation and mine closure costs           3        3
---------------------------------------- -------- --------
Total Costs Applicable to Sales (5)          192      187
  Non-cash inventory adjustment                3        -
  Depreciation and amortization(4)            62       50
  Depreciation and amortization
  adjustment                                 (7)        -
---------------------------------------- -------- --------
Total Production Costs(4)                   $250     $237
---------------------------------------- -------- --------
Consolidated gold sales (000 ozs)(3)     8,217.9  6,141.8
Equity gold sales (000 ozs) (3)          7,631.7  5,466.1
Average realized price per equity ounce     $313     $271

---------------------------------------- -------- --------

Copper Summary

Equity copper production (million lbs)                          430.9    369.5
Equity copper sales (million lbs)                               407.9    360.0
Net cash cost per equity pound ($/lb)                           $0.34    $0.37
Average realized price ($/lb)                                   $0.73    $0.70

Notes:

1. Other includes Ovacik (Turkey), Zarafshan (Uzbekistan), Minahasa (Indonesia) and Martha (New Zealand).

2. Equity investments comprise Batu Hijau, TVX-Newmont Americas and Echo Bay Mining Limited.

3. Includes 3,300 ounces for the fourth quarter and 13,600 for the year, respectively, from the wholly-owned Golden Grove zinc/copper mine.

4. Items impacted by accounting restatement and/or accounting changes.

5. For a reconciliation of total cash costs per ounce (a non-GAAP measure of performance) to costs applicable to sales, please refer to the Supplemental Information attached.

Q4 AND 2002 RESULTS (MARCH 28, 2003)                                Page 8 of 25

                                                                         NEWMONT

2003 GUIDANCE
                                      Equity Gold         Total
                                       Sales(1)        Cash Costs
                                       (000 oz)        ($/oz) (2)
---------------------------------- ------------------ --------------
North America
Nevada (100%)                                  2,550           $215
Mesquite (100%)                                   35           $160
Golden Giant (100%)                              200           $252
Holloway (84.65%)                                 75           $255
La Herradura (44%)                                75           $157
                                   ------------------ --------------
Sub-total                               ~2,850-2,980     ~$215-$221
                                   ------------------ --------------

South America
Yanacocha (51.35%)                             1,300           $115
Kori Kollo (88%)                                 125           $240
                                   ------------------ --------------
Sub-total                               ~1,425-1,475  ~   $123-$129
                                   ------------------ --------------

Australia
Kalgoorlie (50%)                                 340           $275
Pajingo (100%)                                   345           $110
Tanami (85.86%)                                  600           $215
Yandal (100%)                                    640           $257
                                   ------------------ --------------
Sub-total                               ~1,905-1,940     ~$221-$226
                                   ------------------ --------------

Other
Martha (92.28%)                                  100           $188
Zarafshan (50%)                                  210           $152
Minahasa (94%)                                    90           $239
Ovacik (100%)                                    130           $165
                                   ------------------ --------------
Sub-total                                   ~500-520     ~$176-$183
                                   ------------------ --------------

Equity Investments
Batu Hijau (56.25%)                              270              -
                                   ------------------ --------------

TOTAL                                   ~7,000-7,200     ~$193-$200
                                   ------------------ --------------

NOTES:

1. Equity gold sales at operating sites represent the midpoint of the guidance range.

2. For a reconciliation of total cash costs per ounce (a non-GAAP measure of performance) to costs applicable to sales calculated and presented under GAAP, please refer to the Supplemental Information attached.

3. Ownership or economic interests are as at December 31, 2002.


                                       Equity Copper
                                       & Zinc Sales
                                         (million        Cash Costs
                                          pounds)          ($/lb)
------------------------------------- ---------------- ----------------

Batu Hijau (56.25%) -  Copper                ~340-360     ~$0.28-$0.30
Golden Grove (100%) -  Copper                  ~35-45     ~$0.62-$0.66
Golden Grove (100%) -  Zinc                  ~180-190     ~$0.26-$0.29


Financial Projections (in millions, except tax rate)

Royalty revenue                                 $38 - $42
Depreciation, depletion and amortization      $560 - $590
Exploration, research and development          $95 - $100
General and administrative                      $90 - $95
Interest expense, net                           $90 - $95
Tax rate (assuming $340/oz gold)                20% - 25%
Capital expenditures                          $560 - $590


Sensitivity to Changes in the Gold Price

An annualized $1 change in the gold price changes annual earnings per share by approximately $0.01, assuming all other factors remain constant.

An annualized $1 change in the gold price changes annual cash generated by operating activities by approximately $5.3 million, assuming all other factors remain constant.


Q4 AND 2002 RESULTS (MARCH 28, 2003)                                Page 9 of 25

                                                                         NEWMONT

Supplemental Information

1.   after-tax Summary of Restatements (in millions)

                                                                                 Years Ended December 31
                                                    --------------------------------------------------------------------------------
                                                       Pre-1999          1999            2000            2001          Cumulative
                                                    --------------------------------------------------------------------------------
Net Loss Applicable to Common Shares, as Previously
Reported                                                                  (102.0)          (102.4)          (30.8)
                                                    --------------------------------------------------------------------------------
Prepaid Forward (1)                                              -          (3.6)            (1.3)           (1.1)          (6.0)
Batu Hijau - Depreciation (2)                                    -           0.3             (2.9)           (3.2)          (5.8)
Batu Hijau - Deferred stripping (3)                              -          (0.5)            (2.3)           (2.2)          (5.0)
Yanacocha - Depreciation (4)                                    4.2           1.6             (1.6)           (3.3)           0.9
Inventory (5)                                                  48.4         (15.1)            13.3           (13.5)          33.2
                                                    --------------------------------------------------------------------------------
Total adjustments to net loss                                  52.6         (17.2)             5.2           (23.3)          17.3
                                                    --------------------------------------------------------------------------------
Net Loss Applicable to Common Shares, as Restated                          (119.2)           (97.2)          (54.1)
                                                                     =================================================



Shareholders' Equity at December 31, 2001 as Previously Reported                1,480.1
Adjustments to net loss (above)                                                    17.3
Accumulated other comprehensive income (1)                                          2.4
                                                                           ------------
Increase in shareholders' equity                                                   19.7
                                                                           ------------
Shareholders' Equity at December 31, 2001 as Restated                           1,499.8
                                                                           ============


Notes:

1. As previously disclosed in release dated October 23, 2002. Prepaid forward recategorized as Long-Term Debt.

2. As previously disclosed in release dated November 12, 2002. Exclusion of non-reserve material from depreciation calculations.

3.  Exclusion of non-reserve material from deferred stripping calculation.

4. As previously disclosed in released dated November 12, 2002. Corrected depreciation on certain asset categories.

5.  Inclusion of depreciation in inventory.


Q4 AND 2002 RESULTS (MARCH 28, 2003)                             Page 10 of 25

                                                                        NEWMONT

2.   Gold Hedge Position - Current Maturity Summary (1) (ooo ounces)


                                            Acquired Normandy Gold Hedge Books                   Legacy Newmont Hedge Book

                             Gold Put Options         Gold Forward          Convertible Put          Price Capped
                                 Contracts             Contracted           Options & Other            Contracts
                                                                          Instruments (2) (4)

          Years               Ozs     Price (3)      Ozs     Price (3)      Ozs      Price (3)      Ozs     Price (3)

          2003                   316        $299      1,061        $298         46         $311
          2004                   291        $300      1,140        $300         37         $311
          2005                   461        $312        368        $302         82         $308        500        $350
          2006                   169        $340        363        $323         65         $305
          2007                    20        $397        290        $331        181         $335
          2008                   118        $341         80        $305        933         $324      1,000        $384
          2009                   170        $345         30        $348        300         $373        600        $381
          2010                                                                 208         $390
          2011                                                                 209         $400        250        $392

    Total/Average (1)          1,544        $317      3,332        $305      2,059         $345      2,350        $377



The mark-to-market value of the Normandy gold hedge books was negative $433 million at December 31, 2002. The breakdown of this is as follows:

  o  Newmont Gold Treasury Pty Ltd: negative $122 million;

  o  Newmont NFM: negative $23 million; and

  o  Newmont Yandal Operations Limited: negative $288 million.

The following table shows the approximate sensitivities of the US$ mark-to-market value of the Normandy gold hedge books to certain market variables as of December 31, 2002:

          Market Variables                      Change in Variable                           Change in
                                                                                   Mark-to-Market Value (millions)
-----------------------------------    --------------------------------------  --------------------------------------
         A$ Interest Rates                           +/-1.0%                               -/+ $40.0
       US$/A$ Exchange Rates                       +/- US$0.01                              +/-$35.4
          Gold Lease Rates                           +/-1.0%                                +/-$15.2
         US$ Interest Rates                          +/-1.0%                                -/+$10.5
         US$ Gold Price/oz.                          +/-$1.00                                -/+$6.6

Notes:

1. For more detailed descriptions, definitions and explanations, refer to the company's 2002 Form 10-K.

2. Convertible Put Options and Other Instruments are comprised of the following: a. Convertible option contracts; b. Knock-out/knock-in option contracts; c. Indexed forward contracts; and d. 600,000 ounces of a US$-to-gold swap contract maturing in 2008.

3. Prices quoted are gross contract prices, which represent the gross cash flow per ounce of each contract. Not included in these prices are the additional cash outflow associated with borrowing gold over the life of the contract where the contracts are floating in nature. The rate at which gold is borrowed is determined over the life of the contract based on the prevailing market gold lease rate for the time period that the borrowing is fixed. The borrowing can be fixed for varying periods over the life of the contract.

4. As of December 31, 2002 Newmont had a sold gold convertible position of 240,000 ounces. This position was originally overlaid with a bought convertible position, however, the bought position was closed out during the fourth quarter. This sold put position is not included in the above table.


Q4 AND 2002 RESULTS (MARCH 28, 2003)                              Page 11 of 25

                                                                         NEWMONT

3.   GOLD PRODUCTION SUMMARY - AMERICAS

                                                       Nevada            Canada             Peru             Bolivia
------------------------------------------------- --------- ------- -------- -------- -------- -------- -------- --------
         Three months ended December 31             2002     2001    2002     2001     2002     2001     2002     2001
------------------------------------------------- --------- ------- -------- -------- -------- -------- -------- --------
Tons Mined (000 dry short tons)
    Open-Pit                                        39,068  33,583      n/a      n/a   50,259   44,607    4,045    5,370
    Underground                                        558     295      450      410      n/a      n/a      n/a      n/a
Tons Processed (000 dry short tons)
    Oxide                                            1,390   1,522      448      402      n/a      n/a      n/a      n/a
    Refractory                                       2,219   1,972      n/a      n/a      n/a      n/a    1,929    1,841
    Leach                                            3,445   7,194      n/a      n/a   39,748   26,801    1,815    1,692
Average Ore Grade (oz/ton)
    Oxide                                            0.107   0.109    0.243    0.239      n/a      n/a      n/a      n/a
    Refractory                                       0.247   0.223      n/a      n/a      n/a      n/a    0.041    0.059
    Leach                                            0.029   0.031      n/a      n/a    0.024    0.025    0.017    0.021
Average Mill Recovery Rate (%)
    Oxide                                            72.6%   70.0%    94.9%    94.9%      n/a      n/a      n/a      n/a
    Refractory                                       90.4%   88.0%      n/a      n/a      n/a      n/a    64.8%    61.5%
Ounces Produced (000)                                801.8   715.1    103.3     94.0    696.1    522.9     65.7     85.1
Equity Ounces Produced (000)
    Oxide                                            121.7   127.0    103.3     94.0      n/a      n/a      n/a      n/a
    Refractory                                       568.0   447.4      n/a      n/a      n/a      n/a     45.2     59.9
    Leach                                            112.1   140.7      n/a      n/a    357.4    268.5     12.6     15.1
------------------------------------------------- --------- ------- -------- -------- -------- -------- -------- --------

Total                                                801.8   715.1    103.3       94    357.4    268.5     57.8     75.0
Equity Ounces Sold (000)                             796.4   716.6    107.0    112.5    353.8    263.6     57.5     73.7
------------------------------------------------- --------- ------- -------- -------- -------- -------- -------- --------

------------------------------------------------- --------- ------- -------- -------- -------- -------- -------- --------

Production Costs ($/oz)
    Direct mining and production costs                $176    $190     $202     $178     $110     $115     $172     $143
    Capitalized mining & other                          17      25        1        1      (3)      (2)      (7)      (4)
------------------------------------------------- --------- ------- -------- -------- -------- -------- -------- --------

    Cash operating costs                               193     215      203      179      107      113      165      139
    Royalties and production taxes                       7       4        1        -        5        3        -        -
------------------------------------------------- --------- ------- -------- -------- -------- -------- -------- --------
Total Cash Costs                                       200     219      204      179      112      116      165      139
    Reclamation and mine closure costs                   3       4        6        6        3        3       13        5
------------------------------------------------- --------- ------- -------- -------- -------- -------- -------- --------
Total Costs Applicable to Sales                        203     223      210      185      115      119      178      144
    Non-cash inventory adjustment                        -       -        -        -        -        -        -        -
    Depreciation and amortization                       42      41       80       64       55        45      53       57
    Depreciation and amortization adjustment            -        -        -        -        -        -        -        -
------------------------------------------------- --------- ------- -------- -------- -------- -------- -------- --------
Total Production Costs                                $245    $264     $290     $249     $170     $164     $231     $201
------------------------------------------------- --------- ------- -------- -------- -------- -------- -------- --------


                                                     Other (1)
------------------------------------------------- -------- --------
         Three months ended December 31            2002     2001
------------------------------------------------- -------- --------
Tons Mined (000 dry short tons)
    Open-Pit                                        2,752    3,063
    Underground                                       n/a      n/a
Tons Processed (000 dry short tons)
    Oxide                                             n/a      n/a
    Refractory                                        n/a      n/a
    Leach                                           1,010      885
Average Ore Grade (oz/ton)
    Oxide                                             n/a      n/a
    Refractory                                        n/a      n/a
    Leach                                           0.026    0.025
Average Mill Recovery Rate (%)
    Oxide                                             n/a      n/a
    Refractory                                        n/a      n/a
Ounces Produced (000)                                28.6     26.3
Equity Ounces Produced (000)
    Oxide                                             n/a      n/a
    Refractory                                        n/a      n/a
    Leach                                            28.6     26.3
------------------------------------------------- -------- --------

Total                                                28.6     26.3
Equity Ounces Sold (000)                             28.6     26.3
------------------------------------------------- -------- --------

------------------------------------------------- -------- --------

Production Costs ($/oz)
    Direct mining and production costs               $171     $211
    Capitalized mining & other                        (4)     (31)
------------------------------------------------- -------- --------

    Cash operating costs                              167      180
    Royalties and production taxes                      3        5
------------------------------------------------- -------- --------
Total Cash Costs                                      170      185
    Reclamation and mine closure costs                  2        3
------------------------------------------------- -------- --------
Total Costs Applicable to Sales                       172      188
    Non-cash inventory adjustment                       -        -
    Depreciation and amortization                      79       86
    Depreciation and amortization adjustment            -        -
------------------------------------------------- -------- --------
Total Production Costs                               $251     $274
------------------------------------------------- -------- --------


Notes:
1.   Other includes La Herradura (Mexico) and Mesquite (California).


Q4 AND 2002 RESULTS (MARCH 28, 2003)                              Page 12 of 25

                                                                       NEWMONT

                                                Nevada             Canada              Peru               Bolivia
----------------------------------------- --------- ---------- -------- ------- --------- --------- ---------- ----------
         Year ended December 31             2002      2001      2002     2001     2002      2001      2002       2001
----------------------------------------- --------- ---------- -------- ------- --------- --------- ---------- ----------
Tons Mined (000 dry short tons)
    Open-Pit                               139,985    139,000      n/a     n/a   203,720   155,707     18,676     18,444
    Underground                              1,538      1,123    1,621   1,607       n/a       n/a        n/a        n/a
Tons Processed (000 dry short tons)
    Oxide                                    5,164      5,395    1,628   1,605       n/a       n/a        n/a        n/a
    Refractory                               9,201      8,844      n/a     n/a       n/a       n/a      7,675      7,582
    Leach                                   15,027     24,448      n/a     n/a   148,297    84,738      6,479      3,853
Average Ore Grade (oz/ton)
    Oxide                                    0.119      0.108    0.230   0.236       n/a       n/a        n/a        n/a
    Refractory                               0.224      0.218      n/a     n/a       n/a       n/a      0.047      0.059
    Leach                                    0.031      0.033      n/a     n/a     0.023     0.030      0.018      0.021
Average Mill Recovery Rate (%)
    Oxide                                    74.4%      70.5%    95.0%   95.2%       n/a       n/a        n/a        n/a
    Refractory                               88.6%      88.9%      n/a     n/a       n/a       n/a      60.7%      61.8%
Ounces Produced (000)                      2,718.1    2,696.9    364.5   348.7   2,285.6   1,902.5      284.1      305.6
Equity Ounces Produced (000)
    Oxide                                    474.8      433.2    364.5   348.7       n/a       n/a        n/a        n/a
    Refractory                             1,805.7    1,749.3      n/a     n/a       n/a       n/a      195.9      247.4
    Leach                                    437.6      514.4      n/a     n/a   1,173.6     976.9       54.1       21.6

----------------------------------------- --------- ---------- -------- ------- --------- --------- ---------- ----------
Total                                      2,718.1    2,696.9    364.5   348.7   1,173.6     976.9      250.0      269.0
Equity Ounces Sold (000)                   2,723.5    2,703.2    379.2   373.1   1,176.9     983.1      249.4      274.8
----------------------------------------- --------- ---------- -------- ------- --------- --------- ---------- ----------


Production Costs ($/oz)
    Direct mining and production costs        $207       $207     $196    $187      $123      $113       $163       $163
    Capitalized mining & other                  11         11        1       1       (2)       (1)        (7)        (5)
----------------------------------------- --------- ---------- -------- ------- --------- --------- ---------- ----------
    Cash operating costs                       218        218      197     188       121       112        156        158
    Royalties and production taxes               7          4        1       4         4         3          -          -
----------------------------------------- --------- ---------- -------- ------- --------- --------- ---------- ----------
Total Cash Costs                               225        222      198     192       125       115        156        158
    Reclamation and mine closure costs           2          4        6       6         3         3          7          5
----------------------------------------- --------- ---------- -------- ------- --------- --------- ---------- ----------
Total Costs Applicable to Sales                227        226      204     198       128       118        163        163
    Non-cash inventory adjustment                1          -        -       -         -         -          -          -
    Depreciation and amortization               44         43       71      67        57        48         48         62
    Depreciation and amortization adjustment   (1)          -        -       -         -         -          -          -
----------------------------------------- --------- ---------- -------- ------- --------- --------- ---------- ----------
Total Production Costs                        $271       $269     $275    $265      $185      $166       $211       $225
----------------------------------------- --------- ---------- -------- ------- --------- --------- ---------- ----------



                                             Other (1)
----------------------------------------- -------- --------
         Year ended December 31            2002     2001
----------------------------------------- -------- --------
Tons Mined (000 dry short tons)
    Open-Pit                               11,774   19,030
    Underground                               n/a      n/a
Tons Processed (000 dry short tons)
    Oxide                                     n/a      n/a
    Refractory                                n/a      n/a
    Leach                                   3,981    7,861
Average Ore Grade (oz/ton)
    Oxide                                     n/a      n/a
    Refractory                                n/a      n/a
    Leach                                   0.026    0.028
Average Mill Recovery Rate (%)
    Oxide                                     n/a      n/a
    Refractory                                n/a      n/a
Ounces Produced (000)                       121.3    147.3
Equity Ounces Produced (000)
    Oxide                                     n/a      n/a
    Refractory                                n/a      n/a
    Leach                                   121.3    147.3

----------------------------------------- -------- --------
Total                                       121.3    147.3
Equity Ounces Sold (000)                    121.3    147.3
----------------------------------------- -------- --------


Production Costs ($/oz)
    Direct mining and production costs       $179     $188
    Capitalized mining & other                (7)      (1)
----------------------------------------- -------- --------
    Cash operating costs                      172      187
    Royalties and production taxes              4        6
----------------------------------------- -------- --------
Total Cash Costs                              176      193
    Reclamation and mine closure costs          2       11
----------------------------------------- -------- --------
Total Costs Applicable to Sales               178      204
    Non-cash inventory adjustment               -        -
    Depreciation and amortization              77       72
    Depreciation and amortization adjustme      -        -
----------------------------------------- -------- --------
Total Production Costs                       $255     $276
----------------------------------------- -------- --------


Notes:

1.   Other includes La Herradura (Mexico) and Mesquite (California).



Q4 AND 2002 RESULTS (MARCH 28, 2003)                              Page 13 of 25

4.   Gold Production Summary - Australia


                                                       Kalgoorlie            Pajingo              Tanami              Yandal
    ---------------------------------------------- --------- ---------- --------- --------- ---------- --------- ---------- ------
           Three months ended December 31            2002      2001       2002      2001      2002       2001      2002     2001
    ---------------------------------------------- --------- ---------- --------- --------- ---------- --------- ---------- ------
    Tons Mined (000 dry short tons)                  12,143          -       184        91       4797         -        955      -
    Tons Processed (000 dry short tons)               1,785          -       201        93      1,080         -      1,513      -
    Average Ore Grade (oz/ton)                        0.062          -     0.439     0.353      0.137         -      0.127      -
    Average Mill Recovery Rate (%)                    80.8%          -     96.6%     96.7%      96.3%         -      92.2%      -
    Ounces Produced (000)                              98.4          -      86.9      31.8      142.9         -      172.4      -
    Equity Ounces Produced (000)                       98.4          -      86.9      31.8      122.8         -      172.4      -
    Equity Ounces Sold (000)                          103.6          -      87.8      35.1      134.3         -      187.3      -
    ---------------------------------------------- --------- ---------- --------- --------- ---------- --------- ---------- ------

    Production Costs ($/oz)
        Direct mining and production costs             $264          -       $95       $88       $230         -       $196      -
        Capitalized mining & other                     (67)          -       (3)         -       (39)         -          1      -
    ---------------------------------------------- --------- ---------- --------- --------- ---------- --------- ---------- ------
        Cash operating costs                            197          -        92        88        191         -        197      -
        Royalties and production taxes                    7          -        12         8         24         -          8      -
    ---------------------------------------------- --------- ---------- --------- --------- ---------- --------- ---------- ------
    Total Cash Costs                                    204          -       104        96        215         -        205      -
        Reclamation and mine closure costs                5          -         4         5          6         -          4      -
    ---------------------------------------------- --------- ---------- --------- --------- ---------- --------- ---------- ------
    Total Costs Applicable to Sales                     209          -       108       101        221         -        209      -
        Non-cash inventory adjustment                   109          -         3         -         (1)        -        (1)      -
        Depreciation and amortization                    24          -        42        36         18         -         96      -
        Depreciation and amortization adjustment          3          -       (11)        -         37         -       (15)      -
    ---------------------------------------------- --------- ---------- --------- --------- ---------- --------- ---------- ------
    Total Production Costs                             $345          -      $142      $137       $275         -       $289      -
    ---------------------------------------------- --------- ---------- --------- --------- ---------- --------- ---------- ------


    ---------------------------------------------- --------- ---------- --------- --------- ---------- --------- ---------- ------
               Year ended December 31
    ---------------------------------------------- --------- ---------- --------- --------- ---------- --------- ---------- ------
    Tons Mined (000 dry short tons)                  40,477          -       656       368     21,630         -      9,196      -
    Tons Processed (000 dry short tons)               6,223          -       738       361      3,802         -      4,929      -
    Average Ore Grade (oz/ton)                        0.060          -     0.397     0.351      0.142         -      0.133      -
    Average Mill Recovery Rate (%)                    82.2%          -     96.8%     96.9%      96.5%         -      92.2%      -
    Ounces Produced (000)                             321.5          -     290.7     123.8      525.5         -      610.3      -
    Equity Ounces Produced (000)                      321.5          -     290.7     123.8      451.4         -      610.3      -
    Equity Ounces Sold (000)                          324.7          -     296.4     126.0      452.4         -      611.1      -
    ---------------------------------------------- --------- ---------- --------- --------- ---------- --------- ---------- ------

    Production Costs ($/oz)
        Direct mining and production costs             $222          -       $90       $97       $197         -       $207      -
        Capitalized mining & other                     (14)          -       (4)         1       (11)         -          -      -
    ---------------------------------------------- --------- ---------- --------- --------- ---------- --------- ---------- ------
        Cash operating costs                            208          -        86        98        186         -        207      -
        Royalties and production taxes                    7          -         9         7         19         -          8      -
    ---------------------------------------------- --------- ---------- --------- --------- ---------- --------- ---------- ------
    Total Cash Costs                                    215          -        95       105        205         -        215      -
        Reclamation and mine closure costs                5          -         4         1          6         -          5      -
    ---------------------------------------------- --------- ---------- --------- --------- ---------- --------- ---------- ------
    Total Costs Applicable to Sales                     220          -        99       106        211         -        220      -
        Non-cash inventory adjustment                    42          -         3         -          2         -          -      -
        Depreciation and amortization                    23          -        42        34         24         -         85      -
        Depreciation and amortization adjustment          4          -        27         -         36         -       (13)      -
    ---------------------------------------------- --------- ---------- --------- --------- ---------- --------- ---------- ------
    Total Production Costs                             $289          -      $171      $140       $273         -       $292      -
    ---------------------------------------------- --------- ---------- --------- --------- ---------- --------- ---------- ------



Q4 AND 2002 RESULTS (MARCH 28, 2003)                              Page 14 of 25

5.       Gold Production Summary - Other

                                                         Zarafshan,         Ovacik,           Martha,         Minahasa,
                                                         Uzbekistan          Turkey         New Zealand       Indonesia
           ------------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
                 Three months ended December 31         2002     2001    2002     2001     2002    2001     2002     2001
           ------------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------

           Tons Mined (000 dry short tons)                 n/a     n/a    1,134        -   1,918        -        -     333
           Tons Milled/Processed (000 dry short tons)
               Leach                                     1,955   1,838        -        -       -        -        -     205
               Mill                                        n/a     n/a      120        -     333        -      192     167
           Average Ore Grade (oz/ton)                    0.054   0.047    0.340        -   0.095        -    0.199   0.152
           Average Mill Recovery Rate (%)                  n/a     n/a    93.9%        -   89.6%        -    91.1%   91.7%
           Ounces Produced (000)                          58.2    54.7     37.7        -    28.5        -     37.8    59.0
           Equity Ounces Produced (000)                   58.2    54.7     37.7        -    28.5        -     35.5    56.7
           Equity Ounces Sold (000)                       61.8    59.4     41.1        -    33.5        -     33.1    66.1
           ------------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------

           Production Costs ($/oz)
               Direct mining and production costs         $129    $134     $119        -    $203        -     $253    $170
               Capitalized mining & other                    3       2     (21)        -       5        -        2       3
           ------------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
               Cash operating costs                        132     136       98        -     208        -      255     173
               Royalties and production taxes                -       -       10        -       -        -        4       2
           ------------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
           Total Cash Costs                                132     136      108        -     208        -      259     175
               Reclamation and mine closure costs            1       1        5        -       9        -       50       8
           ------------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
           Total Costs Applicable to Sales                 133     137      113        -     217        -      309     183
               Non-cash inventory adjustment                 -       -       23        -      47        -        -       -
               Depreciation and amortization                38      44       58        -     100        -       33     111
               Depreciation and amortization
               adjustment                                    -       -       43        -      21        -        -       -
           ------------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
           Total Production Costs                         $171    $181     $237        -    $385        -     $342    $294
           ------------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------



                                                         Zarafshan,         Ovacik,           Martha,         Minahasa,
                                                         Uzbekistan          Turkey         New Zealand       Indonesia
           ------------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
                     Year ended December 31             2002     2001    2002     2001     2002    2001     2002     2001
           ------------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
           Tons Mined (000 dry short tons)                 n/a     n/a    4,296        -   6,059        -        -   5,586
           Tons Milled/Processed (000 dry short tons)
               Leach                                     7,867   7,677        -        -       -        -        -       -
               Mill                                        n/a     n/a      361        -   1,153        -      717     716
           Average Ore Grade (oz/ton)                    0.053   0.044    0.364        -   0.101        -    0.213   0.176
           Average Mill Recovery Rate (%)                  n/a     n/a    92.9%        -   90.4%        -    90.9%   91.4%
           Ounces Produced (000)                         259.0   216.7    124.2        -   106.1        -    154.1   326.0
           Equity Ounces Produced (000)                  259.0   216.7    124.2        -   106.1        -    144.9   323.7
           Equity Ounces Sold (000)                      255.8   222.0    125.7        -   107.8        -    147.2   341.5
           ------------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------

           Production Costs ($/oz)
               Direct mining and production costs         $132    $133     $119        -    $195        -     $212    $125
               Capitalized mining & other                    2       3      (8)        -    (39)        -        2      14
           ------------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
               Cash operating costs                        134     136      111        -     156        -      214     139
               Royalties and production taxes                -       -       11        -       -        -        4       3
           ------------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
           Total Cash Costs                                134     136      122        -     156        -      218     142
               Reclamation and mine closure costs          (1)       1        5        -       7        -       16       3
           ------------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
           Total Costs Applicable to Sales                 133     137      127        -     163        -      234     145
               Non-cash inventory adjustment                 -       -       12        -      19        -        -       -
               Depreciation and amortization                40      54       35        -      86        -       60      66
               Depreciation and amortization
               adjustment                                    -       -       55        -      41        -        -       -
           ------------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------
           Total Production Costs                         $173    $191     $229        -    $309        -     $294    $211
           ------------------------------------------- -------- ------- -------- -------- ------- -------- -------- -------


Q4 AND 2002 RESULTS (MARCH 28, 2003)                             Page 15 of 25

6.       Base Metals - Batu Hijau and Golden Grove


                                                 Three Months Ended December 31      Year Ended December 31
------------------------------------------------ -------------- ----------------- -------------- --------------
                  Batu Hijau                         2002             2001            2002           2001
------------------------------------------------ -------------- ----------------- -------------- --------------

Total tons mined (000)                                  55,223            50,640        240,484        183,991
Dry tons processed (000)                                12,728            13,041         51,754         48,358

Average copper grade (%)                                 0.68%             0.61%          0.72%          0.75%
Average copper recovery rate (%)                         87.8%             84.8%          89.0%          89.2%
Copper pounds produced (000)                           152,289           137,297        657,664        656.954
Equity copper pounds produced (000)                     85,663            77,230        369,936        369,537
Equity copper pounds sold (000)                         90,826            77,464        362,253        359,955
Realized copper price ($/lb)                             $0.77             $0.66          $0.72          $0.70

Revenue                                                $70,204           $51,357       $260,670       $251,601
------------------------------------------------ -------------- ----------------- -------------- --------------

Cash production costs                                  $53,057           $49,480       $200,619       $214,417
By-product credits                                     (25,811)          (16,965)       (89,548)       (81,709)
------------------------------------------------ -------------- ----------------- -------------- --------------
Net cash costs                                         $27,246           $32,515       $111,071       $132,708
Noncash costs                                           17,586            20,779         66,650         61,385
------------------------------------------------ -------------- ----------------- -------------- --------------
Total production costs                                 $44,832           $53,294       $177,721       $194,093
================================================ ============== ================= ============== ==============

Pounds of copper sold (000)                             90,826            77,464        362,253        359,955
Ounces of gold sold (000)                                 77.8              59.9          278.0          295.1

Net cash cost ($/lb)                                     $0.30             $0.42          $0.31          $0.37
Noncash cost ($/lb)                                       0.19              0.27           0.18           0.17
------------------------------------------------ -------------- ----------------- -------------- --------------
Total cash costs ($/lb)                                  $0.49             $0.69          $0.49          $0.54
================================================ ============== ================= ============== ==============


                                                 Three Months Ended December 31      Year Ended December 31
------------------------------------------------ -------------- ----------------- -------------- --------------
                 Golden Grove                        2002             2001            2002           2001
------------------------------------------------ -------------- ----------------- -------------- --------------
Total tons mined                                       333,027                 -      1,284,998              -
Dry tons processed                                     355,860                 -      1,273,222              -

Average copper grade (%)                                  4.6%                 -           4.7%              -
Average copper recovery rate (%)                         94.2%                 -          90.7%              -
Copper produced pounds (000)                            18,046                 -         60,973              -
Copper sold pounds (000)                                 7,993                 -         45,662              -
Realized copper price ($/lb)                             $0.59                 -          $0.79              -
Copper cash cost per pound ($/lb)                        $0.59                 -          $0.56              -

Average zinc grade (%)                                   13.9%                 -          13.9%              -
Average zinc recovery rate (%)                           95.5%                 -          87.7%              -
Zinc produced pounds (000)                              38.744                 -        114,806              -
Zinc sold pounds (000)                                  35,148                 -        147,985              -
Realized zinc price ($/lb)                               $0.29                 -          $0.27              -
Zinc cash cost per pound ($/lb)                          $0.20                 -          $0.18              -

Ounces of gold sold (000)                                  3.3                 -           13.6              -
Ounces of silver sold (000)                              223.4                 -        1,122.9              -



Q4 AND 2002 RESULTS (MARCH 28, 2003)                              Page 16 of 25

7. Reconciliation of Costs Applicable to Sales to Total Cash Costs Per Ounce and Per Pound, and Total Production Costs Per Ounce and Per Pound

The total cash costs per ounce or pound is a non-GAAP performance measure that is intended to provide investors with information about the cash generating capacities of Newmont's mining operations. Newmont's management uses this measure for the same purpose and for monitoring the performance of its mining operations. These measures differ from measures determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance or liquidity determined in accordance with GAAP. These measures were developed in conjunction with gold mining companies associated with the Gold Institute in an effort to provide a level of comparability; however, Newmont's measures may not be comparable to similarly titled measures of other companies.


     For the Year Ended                                                                                                   Total
     December 31, 2002                         Nevada        Mesquite   La Herradura    Golden Giant      Holloway   North America
-----------------------------------------  -------------  ------------- -------------   -------------  ------------- -------------
Costs applicable to sales under GAAP.....       $620.1         $10.1         $11.5         $56.8         $20.4          $718.9
Minority interest .......................           --            --            --            --            --              --
Reclamation and other  ..................         (6.9)           --          (0.2)         (1.7)         (0.5)           (9.3)
Non-cash inventory adjustment  ..........         (1.5)           --            --            --            --            (1.5)
Other  ..................................         (0.1)           --            --            --            --            (0.1)
                                           -------------  ------------- -------------   -------------  -------------  -------------
Total cash cost for per ounce
  calculation  ..........................        611.6          10.1          11.3          55.1          19.9           708.0
Reclamation and other  ..................          8.4            --           0.2           1.6           0.5            10.7
Depreciation, depletion and amortization         118.2           6.3           3.1          20.5           6.7           154.8
Minority interest and other  ............           --            --            --            --            --              --
                                           -------------  ------------- -------------   -------------  -------------  -------------
Total production cost for per ounce
  calculation  ..........................       $738.2         $16.4         $14.6         $77.2         $27.1          $873.5

Equity ounces sold (000)  ...............      2,723.5          57.1          64.2         281.5          97.7         3,224.0
Equity cash cost per ounce sold  ........         $225          $177          $176          $196          $204            $220
Equity production cost per ounce sold  ..         $271          $287          $227          $274          $277            $271



      For the Year Ended                                                 Total South
      December 31, 2002                     Yanacocha     Kori Kollo        America       Pajingo       Kalgoorlie       Yandal
-----------------------------------------  -------------  ------------- -------------   -------------  -------------  -------------

Costs applicable to sales under GAAP.....       $302.0         $46.1        $348.1         $30.5         $85.0          $134.8
Minority interest   .....................       (152.3)         (5.6)       (157.9)           --            --              --
Reclamation and other  ..................         (3.0)         (1.6)         (4.6)         (1.2)         (1.7)           (3.2)
Non-cash inventory adjustment  ..........           --            --            --          (1.0)        (13.6)           (0.1)
Other  ..................................          0.7            --           0.7            --            --              --
                                           -------------  ------------- -------------   -------------  -------------  -------------
Total cash cost for per ounce
  calculation  ..........................        147.4          38.9         186.3          28.3          69.7           131.5
Reclamation and other  ..................          3.0           1.6           4.6           1.8          15.3             3.1
Depreciation, depletion and amortization         121.5          13.8         135.3          20.6           9.0            43.5
Minority interest and other  ............        (54.6)         (1.7)        (56.3)           --            --              --
                                           -------------  ------------- -------------   -------------  -------------  -------------
Total production cost for per ounce
  calculation  ..........................       $217.3         $52.6        $269.9         $50.7         $94.0          $178.1

Equity ounces sold (000)  ...............      1,176.9         249.4       1,426.3         296.4         324.7           611.1
Equity cash cost per ounce sold  ........         $125          $156          $131           $95          $215            $215
Equity production cost per ounce sold  ..         $185          $211          $189          $171          $289            $292




Q4 AND 2002 RESULTS (MARCH 28, 2003)                             Page 17 of 25


      For the Year Ended                                      Total       Zarafshan,
      December 31, 2002                       NFM Tanami    Australia     Uzbekistan     Minahasa       Martha          Ovacik
-----------------------------------------  -------------  ------------- -------------   -------------  -------------  -------------
Costs applicable to sales under GAAP.....       $112.3        $362.6         $34.0         $36.6         $19.6         $17.5
Minority interest   .....................        (15.8)        (15.8)           --            --            --            --
Reclamation and other  ..................         (2.6)         (8.7)          0.3          (2.4)         (0.7)         (0.7)
Non-cash inventory adjustment  ..........         (0.9)        (15.6)           --            --          (2.1)         (1.5)
Other  ..................................           --            --            --          (2.1)           --            --
                                           -------------  ------------- -------------   -------------  -------------  -------------
Total cash cost for per ounce
  calculation  ..........................         93.0         322.5          34.3          32.1          16.8          15.3
Reclamation and other  ..................          2.7          22.9          (0.3)          2.4           2.6           2.0
Depreciation, depletion and amortization          32.5         105.6          10.3           9.5          13.9          11.5
Minority interest and other  ............         (4.5)         (4.5)           --          (0.6)           --            --
                                           -------------  ------------- -------------   -------------  -------------  -------------
Total production cost for per ounce
  calculation  ..........................       $123.7        $446.5         $44.3         $43.4         $33.3         $28.8

Equity ounces sold (000)  ...............        452.4       1,684.6         255.8         147.2         107.8         125.7
Equity cash cost per ounce sold  ........         $205          $191          $134          $218          $156          $122
Equity production cost per ounce sold  ..         $273          $265          $173          $294          $309          $229







      For the Year Ended                    Total Other                                                 Other
      December 31, 2002                    International   Total Gold   Golden Grove       Kasese       Non-Gold   Consolidated
-----------------------------------------  -------------  ------------- -------------   -------------  ---------   -------------

Costs applicable to sales under GAAP.....       $107.7      $1,537.3         $27.3          $7.8         $(0.4)     $1,572.0
Minority interest   .....................           --        (173.7)           --            --            --        (173.7)
Reclamation and other  ..................         (3.5)        (26.1)           --            --            --         (26.1)
Non-cash inventory adjustment  ..........         (3.6)        (20.7)           --            --            --         (20.7)
Other  ..................................         (2.1)         (1.5)        (27.3)         (7.8)          0.4         (36.2)
                                           -------------  ------------- -------------   -------------  ----------   ------------
Total cash cost for per ounce
  calculation  ..........................         98.5       1,315.3            --            --            --       1,315.3
Reclamation and other  ..................          6.7          44.9          (1.7)           --           3.7          46.9
Depreciation, depletion and amortization          45.2         440.9          22.9            --          41.8         505.6
Minority interest and other  ............         (0.6)        (61.4)        (21.2)           --         (45.4)       (128.0)
                                          -------------  ------------- -------------   -------------  ----------   -------------
Total production cost for per ounce
  calculation  ..........................       $149.8      $1,739.7            $--           $--           $--     $1,739.7

Equity ounces sold (000)  ...............        636.5       6,971.4           n/a           n/a           n/a       6,971.4
Equity cash cost per ounce sold  ........         $155          $189           n/a           n/a           n/a          $189
Equity production cost per ounce sold  ..         $235          $250           n/a           n/a           n/a          $250



Q4 AND 2002 RESULTS (MARCH 28, 2003)                            Page 18 of 25

     For the Year Ended                                                                                                  Total
     December 31, 2001                         Nevada        Mesquite   La Herradura    Golden Giant      Holloway    North America
-----------------------------------------  -------------  ------------- -------------   -------------  -------------  -------------

Costs applicable to sales under GAAP.....       $610.9         $20.4          $9.6         $54.8         $19.1        $714.8
Minority interest  ......................           --            --            --            --            --            --
Reclamation  ............................        (10.3)         (1.5)         (0.2)         (1.7)         (0.4)        (14.1)
Other  ..................................           --            --            --            --            --            --
                                           -------------  ------------- -------------   -------------  -------------  -------------
Total cash cost for per ounce
  calculation  ..........................        600.6          18.9           9.4          53.1          18.7         700.7
Reclamation  ............................         10.3           1.5           0.2           1.7           0.4          14.1
Depreciation, depletion and amortization         117.4           7.5           3.1          18.2           6.6         152.8
Minority interest and other  ............           --            --            --            --            --            --

Total production cost for per ounce
  calculation  ..........................       $728.3         $27.9         $12.7         $73.0         $25.7        $867.6

Equity ounces sold (000)  ...............      2,703.2          92.6          54.7         283.7          89.4       3,223.6
Equity cash cost per ounce sold  ........         $222          $205          $173          $187          $209          $217
Equity production cost per ounce sold  ..         $269          $301          $233          $257          $288          $269



      For the Year Ended                                                 Total South                    Zarafshan
      December 31, 2001                     Yanacocha     Kori Kollo        America       Pajingo       Uzbekistan      Minahasa
-----------------------------------------  -------------  ------------- -------------   -------------  -------------  -------------
Costs applicable to sales under GAAP.....       $233.9         $50.8        $284.7         $13.4         $30.4         $49.7
Minority interest  ......................       (117.6)         (6.1)       (123.7)           --            --            --
Reclamation  ............................         (2.9)         (1.4)         (4.3)         (0.2)         (0.2)         (1.0)
Other  ..................................           --            --            --            --            --            --
                                           -------------  ------------- -------------   -------------  -------------  -------------
Total cash cost for per ounce
  calculation  ..........................        113.4          43.3         156.7          13.2          30.2          48.7
Reclamation  ............................          2.9           1.4           4.3           0.2           0.2           1.0
Depreciation, depletion and amortization          82.3          19.4         101.7           4.3          12.0          22.9
Minority interest and other  ............        (35.7)         (2.3)        (38.0)           --            --            --
                                           -------------  ------------- -------------   -------------  -------------  -------------
Total production cost for per ounce
  calculation  ..........................       $162.9         $61.8        $224.7         $17.7         $42.4         $72.6

Equity ounces sold (000)  ...............        983.1         274.8       1,257.9         126.0         222.0         341.5
Equity cash cost per ounce sold  ........         $115          $158          $125          $105          $136          $142
Equity production cost per ounce sold  ..         $166          $225          $179          $140          $191          $211




     For the Year Ended                     Corporate
     December 31, 2001                       and Other    Consolidated
-----------------------------------------  -------------  -------------

Costs applicable to sales under GAAP  ...        $(0.2)     $1,092.8
Minority interest  ......................           --        (123.7)
Reclamation  ............................           --         (19.8)
Other  ..................................          0.2           0.2
                                           -------------  -------------
Total cash cost for per ounce
  calculation  ..........................          $--        $949.5
Reclamation  ............................           --          19.8
Depreciation, depletion and amortization           7.9         301.6
Minority interest and other  ............         (7.9)        (45.9)
                                           -------------  -------------
Total production cost for per ounce
  calculation  ..........................          $--     $1,225.0

Equity ounces sold (000)  ...............          n/a       5,171.0
Equity cash cost per ounce sold  ........          n/a          $184
Equity production cost per ounce sold  ..          n/a          $237


Q4 AND 2002 RESULTS (MARCH 28, 2003)                            Page 19 of 25

                                                                                                                       Total
For the Three Months Ended                                                                Golden                       North
December 31, 2002                               Nevada       Mesquite     La Herradura     Giant        Holloway      America
Costs applicable to sales under GAAP.....       $161.5          $2.1          $2.8         $16.0          $6.4        $188.8
Minority interest .......................           --            --            --            --            --            --
Reclamation and other  ..................         (2.3)           --            --          (0.5)         (0.2)         (3.0)
Non-cash inventory adjustment  ..........           --            --            --            --            --            --
Other  ..................................           --            --            --            --            --            --

Total cash cost for per ounce
  calculation  ..........................        159.2           2.1           2.8          15.5           6.2         185.8
Reclamation and other  ..................          2.3            --            --           0.5           0.2           3.0
Depreciation, depletion and amortization          33.4           1.5           0.7           6.2           2.5          44.3
Minority interest and other  ............           --            --            --            --            --            --

Total production cost for per ounce
  calculation  ..........................       $194.9          $3.6          $3.5         $22.2          $8.9        $233.1

Equity ounces sold (000)  ...............        796.4          12.8          15.7          80.3          26.7         931.9
Equity cash cost per ounce sold  ........         $200          $167          $172          $194          $233          $199
Equity production cost per ounce sold  ..         $245          $286          $222          $277          $331          $250

                                                                             Total
For the Three Months Ended                                                   South
December 31, 2002                              Yanacocha     Kori Kollo     America       Pajingo      Kalgoorlie      Yandal
Costs applicable to sales under GAAP  ...        $83.9         $11.7         $95.6          $9.7         $32.9         $39.0
Minority interest   .....................        (42.4)         (1.4)        (43.8)           --            --            --
Reclamation and other  ..................         (1.1)         (0.7)         (1.8)         (0.4)         (0.4)         (0.9)
Non-cash inventory adjustment  ..........           --            --            --          (0.2)        (11.4)          0.1
Other  ..................................         (0.9)           --          (0.9)           --            --            --

Total cash cost for per ounce
  calculation  ..........................         39.5           9.6          49.1           9.1          21.1          38.2
Reclamation and other  ..................          1.1           0.7           1.8           0.5          11.8           0.8
Depreciation, depletion and amortization          35.7           3.4          39.1           2.8           2.9          15.1
Minority interest and other  ............        (16.1)         (0.4)        (16.5)           --            --            --

Total production cost for per ounce
  calculation  ..........................        $60.2         $13.3         $73.5         $12.4         $35.8         $54.1

Equity ounces sold (000)  ...............        353.8          57.5         411.3          87.8         103.7         187.3
Equity cash cost per ounce sold  ........         $112          $165          $119          $104          $204          $205
Equity production cost per ounce sold  ..         $170          $231          $179          $142          $345          $289

For the Three Months Ended                       NFM           Total       Zarafshan,
December 31, 2002                               Tanami       Australia     Uzbekistan     Minahasa       Martha        Ovacik
Costs applicable to sales under GAAP.....        $34.3        $115.9          $8.2         $10.9          $8.8          $5.6
Minority interest   .....................         (4.9)         (4.9)           --            --            --            --
Reclamation and other  ..................         (0.9)         (2.6)         (0.1)         (1.6)         (0.3)         (0.2)
Non-cash inventory adjustment  ..........          0.3         (11.2)           --            --          (1.6)         (0.9)
Other  ..................................           --            --            --          (0.6)           --            --

Total cash cost for per ounce
  calculation  ..........................         28.8          97.2           8.1           8.7           6.9           4.5
Reclamation and other  ..................          0.4          13.5           0.1           1.6           1.8           1.0
Depreciation, depletion and amortization           8.8          29.6           2.3           1.2           4.2           4.2
Minority interest and other  ............         (1.2)         (1.2)           --          (0.1)           --            --

Total production cost for per ounce
  calculation  ..........................        $36.8        $139.1         $10.5         $11.4         $12.9          $9.7

Equity ounces sold (000)  ...............        133.9         512.7          61.8          33.1          33.5          41.1
Equity cash cost per ounce sold  ........         $215          $190          $132          $259          $208          $108
Equity production cost per ounce sold  ..         $275          $272          $171          $342          $385          $237

Q4 and 2002 Results (March 28, 2003) Supplemental Information      Page 20 of 25

                                                 Total
For the Three Months Ended                       Other                        Golden                      Other
December 31, 2002                            Intenational   Total Gold        Grove         Kasese       Non-Gold    Consolidated
Costs applicable to sales under GAAP.....        $33.5        $433.8          $5.8           $--         $(2.1)      $437.5
Minority interest   .....................           --         (48.7)           --            --            --        (48.7)
Reclamation and other  ..................         (2.2)         (9.6)           --            --            --         (9.6)
Non-cash inventory adjustment  ..........         (2.5)        (13.7)           --            --            --        (13.7)
Other  ..................................         (0.6)         (1.5)         (5.8)           --           2.1         (5.2)

Total cash cost for per ounce
  calculation  ..........................         28.2         360.3            --            --            --        360.3
Reclamation and other  ..................          4.5          22.8          (0.5)           --          (2.6)        19.7
Depreciation, depletion and amortization          11.9         124.9          10.3            --          11.0        146.2
Minority interest and other  ............         (0.1)        (17.8)         (9.8)           --          (8.4)       (36.0)

Total production cost for per ounce
  calculation  ..........................        $44.5        $490.2           $--           $--           $--       $490.2

Equity ounces sold (000)  ...............        169.5       2,025.4           n/a           n/a           n/a      2,025.4
Equity cash cost per ounce sold  ........         $166          $178           n/a           n/a           n/a         $178
Equity production cost per ounce sold  ..         $262          $242           n/a           n/a           n/a         $242

Q4 and 2002 Results (March 28, 2003) Supplemental Information      Page 21 of 25

                                                                                                                       Total
For the Three Months Ended                                                                Golden                       North
December 31, 2001                               Nevada       Mesquite     La Herradura     Giant        Holloway      America
Costs applicable to sales under GAAP  ...       $159.9          $2.3          $2.6         $16.4          $4.4        $185.6
Minority interest  ......................           --            --            --            --            --            --
Reclamation  ............................         (3.2)           --            --          (0.5)         (0.1)         (3.8)
Other  ..................................           --            --            --            --            --            --

Total cash cost for per ounce
  calculation  ..........................        156.7           2.3           2.6          15.9           4.3         181.8
Reclamation  ............................          3.2            --            --           0.5           0.1           3.8
Depreciation, depletion and amortization          29.6           1.5           0.8           5.5           1.6          39.0
Minority interest and other  ............           --            --            --            --            --            --

Total production cost for per ounce
  calculation  ..........................       $189.5          $3.8          $3.4         $21.9          $6.0        $224.6

Equity ounces sold (000)  ...............        716.6          12.4          13.8          87.5          25.0         855.3
Equity cash cost per ounce sold  ........         $219`         $185          $185          $182          $170          $213
Equity production cost per ounce sold  ..         $264          $302          $248          $251          $241          $263

                                                                             Total
For the Three Months Ended                                                   South                     Zarafshan,
December 31, 2001                              Yanacocha     Kori Kollo     America       Pajingo      Uzbekistan     Minahasa
Costs applicable to sales under GAAP  ...        $62.3         $12.0         $74.3          $3.5          $8.1         $12.4
Minority interest  ......................        (30.9)         (1.4)        (32.3)           --            --            --
Reclamation  ............................         (0.8)         (0.4)         (1.2)         (0.1)           --          (0.5)
Other  ..................................           --            --            --            --            --            --

Total cash cost for per ounce
  calculation  ..........................         30.6          10.2          40.8           3.4           8.1          11.9
Reclamation  ............................          0.8           0.4           1.2           0.1            --           0.5
Depreciation, depletion and amortization          21.3           4.8          26.1           1.3           2.7           7.6
Minority interest and other  ............         (9.6)         (0.6)        (10.2)           --            --            --

Total production cost for per ounce
  calculation  ..........................        $43.1         $14.8         $57.9          $4.8         $10.8         $20.0

Equity ounces sold (000)  ...............        263.6          73.7         337.3          35.1          59.4          66.1
Equity cash cost per ounce sold  ........         $116          $139          $121           $96          $136          $175
Equity production cost per ounce sold  ..         $164          $201          $172          $137          $181          $294


For the Three Months Ended                     Corporate
December 31, 2001                               and Other    Consolidated
Costs applicable to sales under GAAP  ...         $--           $283.9
Minority interest  ......................          --            (32.3)
Reclamation  ............................          --             (5.6)
Other  ..................................          --               --

Total cash cost for per ounce
  calculation  ..........................          $--          $246.0
Reclamation  ............................           --             5.6
Depreciation, depletion and amortization           2.9            79.6
Minority interest and other  ............         (2.9)          (13.1)

Total production cost for per ounce
  calculation  ..........................          $--          $318.1

Equity ounces sold (000)  ...............          n/a         1,353.2
Equity cash cost per ounce sold  ........          n/a          $182
Equity production cost per ounce sold  ..          n/a          $235

Q4 and 2002 Results (March 28, 2003) Supplemental Information      Page 22 of 25

7. Reconciliation of Batu Hijau Costs applicable to sales to net cash costs per pound

For the year ended December 31                                     2002           2001
Costs applicable to sales per financial statements             $107,355         $145,559
Refining                                                        103,727          101,892
Minority interest                                               (96,923)        (112,970)
Reclamation                                                      (5,536)          (1,773)
Other                                                             2,448               --
                                                             ----------------------------
Net cash cost for per pound calculation                        $111,071         $132,708
                                                             ============================
Equity pounds sold (000)                                        362,253          359,955
Equity cash cost per pound sold                                   $0.31            $0.37

For the three months ended December 31                           2002             2001
Costs applicable to sales per financial statements              $28,642          $35,693
Refining                                                         26,230           24,787
Minority interest                                               (25,160)         (27,471)
Reclamation                                                      (2,658)            (494)
Other                                                               192               --
                                                             ----------------------------
Net cash cost for per pound calculation                         $27,246          $32,515
                                                             ============================
Equity pounds sold (000)                                         90,826           77,464
Equity net cash cost per pound sold                               $0.30            $0.42

     Reconciliation of Golden Grove Costs applicable to sales to total copper and zinc cash costs per pound

For the year ended December 31, 2002                                       Total        Copper         Zinc
Costs applicable to sales per financial statements                         $27,255       $18,114        $9,141
Refining                                                                    24,744         7,512        17,232
                                                                         --------------------------------------
Total cash cost for per pound calculation                                  $51,999       $25,626       $26,373
                                                                         ======================================
Total pounds sold (000)                                                        n/a        45,662       147,985
Equity cash cost per pound sold                                                n/a         $0.56         $0.18


For the three months ended December 31, 2002                               Total        Copper         Zinc
Costs applicable to sales per financial statements                          $5,838        $3,741        $2,097
Refining                                                                     5,867           982         4,885
                                                                         --------------------------------------
Total cash cost for per pound calculation                                  $11,705        $4,723        $6,982
                                                                         ======================================
Total pounds sold (000)                                                        n/a         7,993        35,148
Equity cash cost per pound sold                                                n/a         $0.59         $0.20

Q4 and 2002 Results (March 28, 2003) Supplemental Information      Page 23 of 25

Investor Information
Corporate Address
Newmont Mining Corporation
1700 Lincoln Street
Denver, CO. 80203
Telephone: .......(303) 863-7414
Facsimile: .......(303) 837-5837

Web Site
www.newmont.com

Stock Exchange Listings - Ticker
New York Stock Exchange             NEM
Toronto Stock Exchange              NMC
Australian Stock Exchange           NEM

NYSE Share Price Performance (Q4)

-------------- ------------ ------------ ------------ ------------
               Oct 02       Nov 02       Dec 02       Q4 02
-------------- ------------ ------------ ------------ ------------
High           $26.88       $26.08       $29.98       $29.98
-------------- ------------ ------------ ------------ ------------
Low            $23.10       $23.10       $23.20       $23.10
-------------- ------------ ------------ ------------ ------------
Last           $24.72       $23.41       $29.03       $29.03
-------------- ------------ ------------ ------------ ------------

Shareholder Information
Please contact the respective stock transfer agent acting as transfer agent, registrar and dividend disbursing agent for the securities listed below. Information regarding shareholder accounts, dividend payments, stock transfer and related matters for the respective securities should be directed to the transfer agent listed.

For holders of Newmont Stock (NYSE:NEM) Mellon Investor
Services, LLC 85 Challenger Road Ridgefield Park, NJ. 07660

Toll free:........(888) 216-8104
(between 8:00 a.m. and 8:00 p.m. Eastern Time)
Internet:......... www.melloninvestor.com
                   ----------------------

For Holders of Newmont Exchangeable Shares (TSX: NMC)
Computershare Trust Company of Canada
100 University Avenue, 9th Floor
Toronto, Ontario M5J 2Y1
Canada

Toll-Free:........(800) 663-9097
Telephone:........(416) 981-9633
Internet:  .......caregistryinfo@computershare.com


For Holders of Newmont CHESS Depository Interests (CDIs trading on ASX: NEM) National Shareholder Services Pty Limited
100 Hutt Street, Adelaide 5000
South Australia, Australia

Shareholder enquires:
Telephone: .......61-8-8232-0003
Facsimile:........61-8-8232-0072

The company's fourth quarter and 2002 earnings conference call and web cast presentation is scheduled for Friday, March 28, 2003 beginning at 11:00 a.m. Eastern Standard Time (9:00 a.m. Mountain Standard Time).

To participate  Dial-In Number: (773) 756-4806
                Leader: Russell Ball
                assword: Newmont

The conference call will also be simultaneously carried on our web site under Investor Information/Presentations and will be archived there for a limited time.

Cautionary Statement
This news release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, (i) estimates of future earnings, and the sensitivity of earnings to the gold and other metals prices; (ii) estimates of future gold and other metals production and sales, (iii) estimates of future cash costs; (iv) estimates of future cash flows, and the sensitivity of cash flows to the gold and other metals prices; (v) statements regarding future debt repayments; (vi) estimates of future capital expenditures; (vii) estimates of reserves, and statements regarding future exploration results and the replacement of reserves; and (viii) statements regarding modifications to the company's hedge position. Where the company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, as well as political and operational risks in the countries in which we operate and governmental regulation and judicial outcomes. For a more detailed discussion of such risks and other factors, see the company's 2002 Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission, as well as the company's other SEC filings. The company does not undertake any obligation to release publicly any revisions to any "forward-looking statement," to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.